Exhibit 10.42

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (“Amendment”) is entered into this 13th day of April, 2011 by and between Seven One Limited, a company organized under the laws of the British Virgin Islands (“SOL”), and Balqon Corporation, a Nevada corporation (the “Company”).

RECITALS

A.           The Company and SOL are parties to that certain Registration Rights Agreement dated as of December 14, 2010 (the “Initial Agreement”).

B.           The Company and SOL wish to amend the Initial Agreement to extend the time period the Company has to register the Registrable Securities (as defined in the Initial Agreement).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows.

1.           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Initial Agreement, as amended hereby.

2.           Amendment to Initial Agreement.  Section 2(a) of the Initial Agreement is hereby amended by deleting the reference to “April 15, 2011” and inserting “June 30, 2011” in its place.

3.           Miscellaneous.

(a)               This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

(b)               This Amendment may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and SOL.  No action taken pursuant to this Amendment, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Amendment shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c)               The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

(d)               This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(e)               The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Orange County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Amendment, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Amendment except in the federal and state courts located within the geographic boundaries of Orange County, California and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(f)               If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of the Amendment, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(g)               Upon the effectiveness of this Amendment, each reference in the Initial Agreement to “this Agreement,” “hereunder,” “herein,” “hereof,” or words of like import referring to the Initial Agreement shall mean and refer to the Initial Agreement as amended by this Amendment.

(h)               This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i)               If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)               Except as amended by this Amendment, the Initial Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SEVEN ONE LIMITED

By:	/s/ Winston Chung
Winston Chung,
Chief Executive Officer

BALQON CORPORATION

By:	/s/ Balwinder Samra
Balwinder Samra,
President and Chief Executive Officer